UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

October 28, 2005
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2
(Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers

(b) Gary Clifford, Vice President of Finance and Chief Financial Officer of C2 Global Technologies Inc. (the “Company”), has resigned from the Company effective as of December 15, 2005. Mr. Clifford’s resignation was not for cause. Mr. Clifford provided certain executive management services to the Company in accordance with the terms and provisions of the Management Services Agreement, by and between Counsel (as defined herein below) and the Company, dated December 23, 2004. Mr. Clifford also resigned as the Chief Financial Officer of Counsel Corporation, the majority shareholder and parent of the Company (“Counsel”).

(c) Stephen Weintraub, the Company’s Corporate Secretary, will replace Mr. Clifford as the Chief Financial Officer of the Company effective as of December 15, 2005. Mr. Weintraub’s biographical and background information is as follows:

Stephen A. Weintraub, Senior Vice President and Secretary since December 2002. Mr. Weintraub was elected as a Class I director on November 26, 2003, and served as a director until June 15, 2004. Mr. Weintraub joined Counsel in June 1983 as Vice President, Finance and Chief Financial Officer. He has been and is an officer and director of various Counsel subsidiaries. He has been Secretary of Counsel since 1987 and Executive Vice President since January 2005. Mr. Weintraub received a B.A. degree in Commerce from the University of Toronto in 1969, qualified as a Chartered Accountant with Clarkson, Gordon (now Ernst & Young LLP) in 1972 and received his law degree (LL.B.) from Osgoode Hall Law School, York University in 1975. Mr. Weintraub is a director of Counsel.

There is no arrangement or understanding between the newly appointed officer and any other persons pursuant to which such person was appointed as discussed above. Nor are there any family relationships between such person and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The Company has no executive employment agreement with Mr. Weintraub as of the date hereof.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

99.1  Press release dated November 2, 2005 re: Mr. Clifford’s resignation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: November 2, 2005	By:	/s/ Stephen Weintraub
		Name:	Stephen Weintraub
		Title:	Corporate Secretary